STATE OF ALABAMA                            )
COUNTY OF MONTGOMERY                        )

                                 LEASE AGREEMENT

         THIS LEASE, made this 9th day of December, 1998, by and between Industrial Partners, hereinafter referred to as "Lessor"; and Alcool, Inc., hereinafter, referred to as "Lessee":

                                   WITNESSETH:

Premises 1. The Lessor, for and in consideration of the rents, covenants, agreements, and stipulations hereinafter mentioned, reserved and contained, to be paid, kept and performed by the Lessee, has leased and rented and hereby does lease and rent to the Lessee, and said Lessee hereby agrees to lease and take upon the terms and conditions which hereinafter appear, the following described property (hereinafter called "Premises"):

                           Situated in Montgomery County, Alabama, and known as Lot2-9B according to the Map of Part of Parcel 1-7 Gunter Industrial Park Plat I and Parcel 2-9 Gunter Industrial Park Plat 2, being in the west 1/2 of
                           Section 35, T17N, R18E and Section 1, T16N, R18E, Montgomery County, Alabama, as said map appears of record in the office of the Judge of Probate of Montgomery County, Alabama, in Plat Book 27, Page 80, containing 6.26 acres, more or less.

                           On this property is a partially constructed 81,358 square foot building known as Building "E" with the civic address to be 2511 MidPark Road, Montgomery, Alabama 36109.

                           Lessor shall cause commencement of the completion of construction of the improvements upon the Premises to occur immediately upon execution of this Lease, in accordance with the architectural plans and building specifications to be agreed upon by the parties hereto. When the final plans and specifications are agreed upon by the parties, a copy thereof shall be signed by the parties and shall become part of the Lease Agreement. If such plans and specifications are not agreed to within 20 days from the date hereof, this Lease Agreement shall terminate and be of no further force and effect.

                           This Lease is subject to all encumbrances, easements, covenants and restrictions of record. Lessor will provide to Lessee a title opinion reasonably satisfactory to Lessee.

Term 2. To have and to hold for a term of 5 years, said term to begin on the date of issuance of a certificate of occupancy (the "Commencement Date")


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                           and end at midnight on the day immediately prior to
                           the fifth anniversary of the Commencement Date.

Rental 3. Lessee shall pay to Lessor monthly base rental of $20,340.00 (the "Basic Rent") and monthly additional rental of $1,815.00 (the "Additional Rent") due on the first day of each month, in advance, without offset or demand, commencing on the "Commencement Date". If the commencement Date occurs on a date other than the first day of a calendar month, the monthly rental for such fractional month shall be prorated to the end of that calendar month, and all succeeding installments of monthly rental shall be payable on or before the first day of each calendar month during the term.

                           The Additional Rent is to amortize Lessor's cost of $146,373 for certain improvements to be completed at Lessee's request, over a ten year period using an interest factor of 8.50 percent. Lessee may prepay the outstanding principal balance of the Additional Rent at any time during the term of this Lease.

                           If Lessee does not exercise its option to extend the term of this Lease for an additional five years under paragraph 3 1, Lessee shall, upon expiration of the original five year term, pay to Lessor $88,455, as the remaining principal balance of the Additional Rent.

                           Upon execution of this Lease and approval of the plans and specifications for completion of the building and improvements, Lessee shall pay to Lessor $22,155 representing the first month's Basic Rent and Additional Rent due hereunder. In the event Lessee fails to pay the rent or any other payment called for under this Lease within ten (10) days of its due date, Lessee shall pay a late charge equal to five percent (5%) of the unpaid amount, which late charge shall be paid with the required payment. Lessor's acceptance of a late rent payment not accompanied by the late charge shall not constitute Lessor's waiver of the right to collect such charge.

Utility Bills              4. Lessee shall place all utility bills in its name
                           and shall pay same, along with all assessments pertaining to the Premises, including, but not limited to,' natural gas, electricity, fire protection and sanitary pick up bills for the Premises, or used by Lessee in connection therewith.
                           If Lessee does not pay same, Lessor may pay the same and such payment shall be added to and treated as additional rental of the Premises. Lessor shall pay water and sewer bills for ordinary use but Lessee shall pay for any extraordinary use of such utilities.

Mortgagee's Rights         5. Subject to the next succeeding sentence, Lessee's
                           rights shall be subject to any bona fide mortgage or deed to secure debt which is now, or may hereafter be, placed upon the Premises by Lessor, and Lessee agrees to execute and deliver such documentation as may be required by any such mortgagee to effect such subordination within ten (10) days of receipt of a request for execution of such document. Any subordination of this Lease Agreement by the Lessee shall be subject to the Lessor obtaining from each mortgagee of the Premises a non-disturbance agreement providing that the


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                           Lessee's possession of the Premises will not be
                           disturbed so long as Lessee fully performs its obligations under this Lease Agreement.

Maintenance and
Repairs by Lessee          6. Lessee shall not allow the Premises to fall out of
                           repair or deteriorate, and, at Lessee's own expense
                           Lessee shall keep and maintain said Premises, except portions of the Premises to be repaired by Lessor under terms of Paragraph 7 below. Lessee also agrees to keep all systems pertaining to water, fire protection, drainage, sewer, electrical, heating, ventilation, air conditioning and lighting in good order and repair, and agrees to return same to Lessor at the expiration of this Lease or renewal hereof in good operating condition. The Lessee covenants and agrees that during the term of this Lease and for such further time as the Lessee or any person claiming under it, shall hold the Premises or any part thereof, it shall not cause the estate of the Lessor in said Premises to become subject to any lien, charge or encumbrance whatsoever, it being agreed that the Lessee shall have no authority, express or implied, to create any lien, charge or encumbrance upon the estate of the Lessor in the Premises.

Repairs by Lessor          7. Lessor agrees to keep in good repair the roof and
                           exterior walls, including exterior painting, exclusive of all glass and exclusive of all exterior doors. Lessor will maintain the grounds and landscaping. Lessor gives to Lessee exclusive control of premises and shall be under no obligation to inspect said Premises. Lessee shall promptly notify
                           Lessor of any damage required under this paragraph to be repaired by Lessor, and Lessee shall be under no duty to repair unless it receives notice of such damage.

Modifications and
Alteration to the
Premises 8. No modification or alterations to the building on the Premises or openings cut through the roof are allowed without prior written consent of Lessor. In the event any such modifications or alterations are performed, same shall be completed in accordance with all applicable codes and regulations.

Return of Premises         9. Lessee agrees to return the Premises to Lessor, at
                           the expiration or prior termination of this Lease, broom clean and in as good condition and repair as when first received, natural wear and tear, damage by storm, fire, lightning, earthquake or other casualty alone excepted. Lessee agrees to remove its personal property from the Premises at the expiration or prior termination of this Lease.

Destruction of or
Damage to
Premises 10. If Premises are totally destroyed by storm, fire, lightning, earthquake or other casualty, this Lease shall terminate as of the date of such destruction, and rental shall be accounted for as between Lessor and Lessee as of that date, unless as of the date of such destruction there remains at least 24 full months of the lease term or Lessee is willing to extend the term to at least 24 months following the date of such destruction. If at least 24 months remain in the term or the term is extended to at least

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                           24 months from the date of a total destruction of the
                           Premises, or if Premises are damaged, but not wholly destroyed by any such casualties, rental shall abate in such proportion as use of Premises has been destroyed, and Lessor shall restore Premises to substantially the same conditions as before damage as speedily as practicable, whereupon full rental shall, recommence; provided further, however, that the same cannot be reasonably repaired and restored within three (3) months from date of the casualty, then either Lessor or Lessee may cancel this Lease by giving written notice to the other party within thirty (30) days from the date of such casualty. In the event of such cancellation, rental shall be apportioned and paid up to the date of such casualty. If following damage or destruction of the Premises, Lessee believes that Lessee can restore the Premises in a shorter time than proposed by Lessor, Lessee may arrange for such restoration, subject to Lessor's approval of plans and specifications, and Lessee shall bear all costs in excess of the amount Lessor would have incurred in such restoration.

Indemnity                  11. (A) Lessee agrees to indemnify and save harmless
                           the Lessor against all claims for injuries to persons or damages to property by reason of the use or occupancy of the Premises, the improvements on the Premises or the failure or cessation of services to the Premises, other than for claims arising out of Lessor's negligence, and all expenses incurred by Lessor because of such injuries or occupancy including attorneys' fees and court costs.

                                (B) Lessor agrees to indemnify and save harmless
                           the Lessee against all claims for injuries to persons or damages to property by reason of the use or occupancy of the Premises, the improvements on the Premises or the failure or cessation of services to the Premises, other than for claims arising out of Lessee's negligence, and all expenses incurred by Lessee because of such injuries or occupancy, including attorney's fees and court costs.

Governmental
Orders 12. Lessee agrees, at its own expense, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Lessee's use or occupancy of Premises or operation of its business. Lessor agrees to promptly comply with any such requirements if not made necessary by reason of Lessee's occupancy or operation of the Premises. It is mutually agreed, however, between Lessor and Lessee, that in order to comply with such requirements, the cost to Lessor or Lessee, as the case may be, shall exceed a sum equal to three months rent (as measured by the year in which the requirements arise), then Lessor or Lessee who is obligated to comply with such requirement shall be entitled to terminate this Lease by giving written notice of termination to the other party, which termination shall become effective sixty (60) days after receipt of such notice, and which notice shall eliminate necessity of compliance with such requirement by party giving notice unless party receiving such notice of termination shall, before termination becomes effective, pay to party giving notice all cost of compliance in excess of three months rent, or secure payment of such sum in a manner satisfactory to party giving notice.

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                           Notwithstanding any provisions or limitations in this
                           paragraph to the contrary, Lessee shall be responsible for any and all costs and expenses arising from any violation of environmental laws or regulations caused by Lessee's activities or occupancy of the Premises. Further, Lessee's option to terminate this Lease due to the cost of compliance with environmental laws or regulations shall only be available to Lessee if the law or regulation in question was enacted after the date of this Lease.

Condemnation               13. If the whole of the Premises, or such portion
                           thereof as will make Premises unusable for the purpose herein leased, shall be condemned by any legally constituted authority for any public use or purpose, or sold under threat of condemnation, then, in any of said events the term hereby granted shall cease from the time when possession or ownership thereof is taken by public authorities and rental shall be accounted for as between Lessor and Lessee as of that date. Such termination, however, shall be without prejudice to the rights of either Lessor or Lessee to recover compensation and damage caused by condemnation from the condemnor. It is further understood and agreed that neither the Lessee, nor the Lessor, shall have any rights in any award made to the other by any condemnation.

Assignment                 14. Lessee may not assign this Lease, or any interest
                           thereunder, or sublet the Premises in whole or in part, without the prior express written consent of Lessor which will not be unreasonably withheld.
                           Lessee shall remain liable to Lessor for all of Lessee's obligations under this Lease notwithstanding any assignment by Lessor. Lessee agrees not to assign or sublease Premises to any one who will create a nuisance or trespass, nor use the Premises for any illegal purpose; nor in violation of any valid regulations of any governmental body; nor in any mariner to vitiate the insurance. Upon any such sublease or assignment, Lessee shall provide Lessor with copies of any and all documents pertaining to such sublease or assignment.

Hazardous
Substances                 15. Lessee will not use or suffer the use (by Lessee
                           or any other person or entity) of the Premises as a landfill or as a dump for garbage or refuse, or as a site for storage, treatment or disposal of hazardous wastes, hazardous substances, or toxic substances
                           (defined as "hazardous waste" or "hazardous substance" under Section 1004 of the Resource
                           Conservation and Recovery Act, 42 U.S.C. Section 6801 et. seq., or Section 101 of the Comprehensive
                           Environmental Responses, Compensation, and Liability
                           Act, 42 U.S.C. Section 9601 et. seq. or under any other applicable laws, ordinances or regulations);
                           Lessee shall not permit hazardous or toxic waste, contaminants, asbestos, oil radioactive or other material , the removal of which is required, or the maintenance or storage of which is prohibited, regulated, or penalized by any local, state, or federal agency, authority, or governmental unit, to be brought onto the Premises or so brought or found located thereon, shall cause the same to be immediately removed, unless same complies with all applicable laws, and Lessee's obligation to so remove shall survive the termination of this Lease; Lessee will not use or suffer the use of the Premises in any manner than in full compliance with all applicable federal, state and local environmental laws


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                           ordinances and regulations. Lessee immediately shall
                           notify Lessor orally and in writing of any notice from a government agency with respect to a violation of environmental laws and regulations at the premises. Lessee shall indemnify, defend and hold Lessor harmless from and against any and all costs, damages, and expenses (including, without limitation, environmental compliance or response cost, costs for all remedial action and/or damage to third parties, attorney's fees and court costs at both trial and appellate levels, and damages for business interruption and any lost profits) resulting, directly or indirectly, from any environmental contamination of the Premises or any misstatement or misrepresentation of facts concerning the matters recited in this paragraph. Lessor represents that to the best of its knowledge, the Premises have been used in compliance with all applicable environmental laws and are not contaminated by any hazardous wastes, hazardous substances or toxic substances. Lessor shall indemnify, defend and hold Lessee harmless from and against any and all costs, damages, and expenses (including without limitation, environmental compliance or response costs, costs for all remedial action and/or damage to third parties, attorneys fees and court costs at both trial and appellate levels, and damages for business interruption and any lost profits) resulting, directly or indirectly, from any environmental contamination of the Premises not caused by Lessee.

Removal of Fixtures        16. Lessee may (if not in default hereunder) prior to
                           the expiration of this Lease, or any extension hereof, remove all fixtures and equipment which Lessee has placed in Premises, provided Lessee repairs all damages to Premises caused by such removal. Provided, however, Lessee shall not remove, under any circumstances, the following: heating, ventilating, air conditioning, plumbing, electrical and lighting systems and fixtures or dock levelers.
                           In the event this Lease is terminated for any reason, any property remaining in or upon the Premises shall be deemed to be property of the Lessor and Lessor may dispose of same as it deems proper with no liability to Lessor and no obligation to Lessee; provided, however, not toxic waste, toxic substance, hazardous waste or hazardous substance shall under any circumstances be deemed or become Lessor's property.

Default; Remedies          17. It is mutually agreed that in the event (A) the
                           rent herein reserved is not paid at the time and place when and where due and Lessee fails to pay said rent within ten (10) days after written demand from Lessor; (B) the Premises shall be deserted or vacated for a period of six consecutive months; (C) the Lessee shall fail to comply with any term, provision, condition, or covenant of this Lease, other than the payment of rent, and shall not cure such failure within thirty (30) days after notice to the Lessee of such failure to comply unless such failure cannot reasonably be cured within 30 days and Lessee is diligently pursuing cure; (D) Lessee causes any lien to be placed against the Premises or any part thereof and does not remove same within thirty (30) days after notice from Lessor to Lessee demanding removal in any such events, Lessor shall have the option at once, or during continuance of such default or condition t9 do any of the following, in addition to, and not limitation of, any other remedy permitted by law, by statute, in equity, or by this Lease.


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                           (1) Terminate this Lease, in which event Lessee shall
                           immediately surrender the Premises to Lessor. Lessee agrees to indemnify Lessor for all loss, damage and expense which Lessor may suffer by reason of such termination, whether through inability to relet the Premises, through decrease in rent, through incurring court costs, actual attorneys' fees or other costs in enforcing this provision or otherwise;

                           (2) Lessor, as Lessee's agent, without terminating this Lease, may terminate Lessee's right of possession, and, at Lessor's option, enter upon and rent Premises at the best price obtainable by reasonable effort, without advertisement and by private negotiations and for any term Lessor deems proper. Lessee shall be liable to Lessor for the deficiency, if any, between Lessee's rent hereunder and the price obtained by Lessor or reletting and for any damage, actual attorneys' fee or expenses incurred by Lessor in enforcing its rights under this provision.

                           (3) Lessor also retains the right to apply for and obtain a dispossessory action against Lessee and to hold Lessee liable for all costs incident to seeking such dispossessory action, including actual attorneys' fees and court costs.

                           Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies herein provided or any other remedies provided by law.

Entry for Carding,
Etc. 18. Lessor may card Premises "For Lease" or "For Sale" ninety (90) days before the termination of this Lease. Lessor may enter the Premises at reasonable hours during the term of this Lease to exhibit same to prospective purchasers or tenants and to make repairs required of Lessor under the terms hereof, or to make repairs to Lessor's adjoining property, if any.

Effects of
Termination of
Lease 19. No termination of this Lease prior to the normal ending hereof, by lapse of time or otherwise, shall affect Lessor's right to collect rent for the period prior to termination hereof subject to any rights of Lessee hereunder.

No Estate in Land          20. This Lease shall create the relationship of
                           landlord and tenant between Lessor and Lessee; no estate shall pass out of Lessor; Lessee has only a usufruct, not subject to levy and sale and not assignable by Lessee except as provided in Paragraph
                           14 above.

Holding Over               21. If Lessee remains in possession of Premises after
                           expiration of the term hereof, with Lessor's acquiescence and without any express agreement of parties, Lessee shall be a month-to-month tenant upon all of the same terms and conditions as contained in this Lease, except that the rental rate shall become one and one-half times the amount of rent in effect at the end of said term of this Lease; and there shall be no renewal of this Lease by operation of law. Such month-to-month tenancy shall only require

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                           thirty (30) days notice by either party to the other
                           to terminate such tenancy and Lessee's right of possession.

Rights Cumulative          22. All rights, powers and privileges conferred
                           hereunder upon parties hereto shall be cumulative but not restrictive to those given by law.

Notices 23. Any notice given pursuant to this Lease shall be in writing and sent by certified mail, return receipt request, or by reputable overnight courier to:

                           (a) Lessee in care of Peregrine Industries, Inc., 730 South Military Trail, Deerfield Beach, Florida 33442,
                           Attention: President or such other address as Lessor may hereafter designate in writing to Lessee.

                           (b) Lessor in care of Industrial Partners, P. O. Box 5190, Montgomery, Alabama 36103 Attention: Nim Frazer, or such other addresses as Lessee may hereafter designate in writing to Lessor. Any notice sent in the manner set forth above shall be deemed sufficiently given for all purposes hereunder on the day said notice is deposited in the mail or with the courier.

Waiver of Rights           24. No failure of either party to exercise
                           any power given the party hereunder, or to insist upon strict compliance by the other party with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of such party's right to demand exact compliance with the terms hereof.

Time of Essence            25. Time is of the essence in this Lease.

Definitions                26. "Lessor" as used in this Lease shall include
                           Lessor, its heirs, representatives, assigns, and successors in title to the Premises. "Lessee" shall include Lessee, its heirs and representatives, successors, and if this Lease shall be validly assigned or sublet, shall include also Lessee's assignees or sub-leases, as to Premises covered by such assignment or sublease. "Lessor" and "Lessee" include male and female, singular and plural, corporation partnership or individual, as may fit the particular parties.

Exterior Signs             27. Lessee is given permission to erect its customary
                           signs used to identify itself on the Premises, provided any such signs conform to all ordinances pertaining thereto and to the prior approval of Lessor, based upon a scaled drawing provided by Lessee, and provided further, that Lessee shall be responsible for any damage to the building occasioned by the installment and/or removal of such signs.

Ad Valorem Taxes           28. Lessee herein is leasing 81,358 square feet of a
                           81,358 square foot building. Therefore, wherever in this Lease reference is made to "Lessee's pro rate share", such reference shall mean 100%. Lessor will pay all ad valorem taxes levied against the full
                           81,358 square foot building each year of the Lease term or any renewal hereof. Commencing in the year
                           2000 and during each remaining year of the Lease term herein granted, or any renewal hereof, Lessee, as additional rent, shall reimburse Lessor for all sums paid by Lessor for the above ad valorem taxes in excess of the total amount of ad valorem taxes payable for the year 1999. Upon being notified

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                           by Lessor of said pro rate share of increased ad
                           valorem taxes, Lessee will remit same to Lessor within thirty (30) days.

                           Lessee shall have the right in the name of Lessor but at Lessee's expense, to take whatever action (including litigation) Lessee deems necessary to contest the validity or amount of the assessed valuation of the Premises or of the ad valorem tax for any tax year, and Lessee at its cost and expense may undertake by appropriate proceedings in the name of Lessor, or Lessee, to contest or effect a review of the validity or amount of said assessed valuation or ad valorem tax for any tax year. Any documents required to enable Lessee to prosecute any such proceedings shall be executed and delivered by Lessor within a reasonable time after demand therefor. Lessor shall inform Lessee in time to permit Lessee to undertake such contest or review, and shall furnish all pertinent data required to undertake such contest or review.

                           Real estate ad valorem taxes for the purpose of this paragraph shall not include assessments for public improvements.

                           If there is any remission or refund of all or any part of Lessee's tax payment for any tax year for which Lessee's tax payment has been paid, Lessee shall be entitled, without demand, to an appropriate refund for such taxes.

                           Lessor agrees to promptly notify Lessee in writing should Lessor receive from any taxing authority any notice that such taxing authority proposes to increase, modify or change any of the ad valorem tax assessments.

                           Lessor agrees that Lessee may actively participate in any hearing before any taxing authority, including, without limitation, the tax assessor, board of equalization or other public authority, relative to any modification or change of assessments or rate of taxation. Lessor further agrees not to enter into any agreement or understanding with respect to any increase in, or change or modification of, the ad valorem taxes without having first secured the written consent of Lessee.

Use of Premises
and Insurance              29. (A) Premises shall be used only for manufacturing
                           and distribution purposes. Premises shall not be used for any illegal purposes, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance, based on the above purposes for which the Premises are leased. Lessor warranties
                           Premises are zoned for the applicable use.

                           (B) Lessor will carry, at Lessor's expense, "All Risk" Insurance Coverage on the full 81,358 square foot building in an amount not less than the full insurable value. The term "full insurable value" shall mean the actual replacement cost, excluding foundation and excavation costs, as determined by Lessor. Commencing in the year 2000 and during each remaining year of the Lease term herein granted, or any renewal hereof, Lessee, as additional rent, shall reimburse Lessor for Lessee's pro rata share of all sum s paid by Lessor for the above coverage in excess of the annual premium for said coverage for the year 1999, unless such increases are the result of

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                           the occupancy or use by any other tenant in the
                           building, in which case Lessee shall have no obligation to pay any portion of such increase. However, if such increases are the result of the occupancy or use by any sub-tenant or assignee of Lessee, Lessee shall be responsible for the increase on the entire building. Upon being notified by Lessor of said increased sums, Lessee will remit to Lessor said amount within thirty (30) days. Upon being notified by Lessor of an increase in insurance costs, Lessee may propose substitute insurance, if such insurance can be located at lesser cost, and Lessor will not unreasonably refuse to substitute such insurance if comparable in coverage and with an insurer of comparable financial ratings.

                           (C) Lessee will carry, at Lessee's own expense, insurance coverage on all equipment, inventory, fixtures, furniture, appliances and other personal property on the Premises.

                           (D) All insurance provided for in this Lease shall be effected under enforceable policies issued by insurers of recognized responsibility licensed to do business in the state where to Premises are located. On request of Lessor the original renewal policy for such insurance shall be delivered by the Lessee to the Lessor. On request of the Lessor, the Lessee will furnish satisfactory evidence of its payment. The original policy or policies shall be delivered to Lessor at the commencement of this Lease.

                           (E) Lessor and Lessee will each cause the other to be named as an additional insured on their respective liability insurance policies.

Miscellaneous              30 (A) Lessor's liability under this Lease shall be
                           limited to its interest in the Premises and no judgement obtained by Lessee against Lessor or any of its partners shall be enforceable against any other property or asset.

                           (B) Each party shall, within ten (10) days of receipt of written request from the other, furnish the requesting party an estoppel certificate as to this Lease in such form as shall be reasonably requested.

                           (C) This Lease contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect. This Lease shall be governed by the Law of the State of Alabama.

                           (D) If any term, covenant or condition of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons, entities or circumstances other than these which or to which used may be held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law

Option to Renew            31. At the expiration of the original term of this
                           Lease, Lessee shall have the option to extend this Lease for an additional term of five (5) years upon


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THIS IS ALL THAT WAS GIVEN TO BE SCANNED.


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